EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of EXAR Corporation and subsidiaries on Form S-8 of our report dated April 30, 1997, included in the Annual Report on Form 10-K of EXAR Corporation for the year ended March 31, 1997.



DELOITTE & TOUCHE LLP

San Jose, California
October 3, 1997












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